Exhibit 99.1

Raptor Pharmaceutical Enters into $70 Million Financing Transaction and Amended Loan Agreement with HealthCare Royalty Partners

– Financing includes $60 million 8% notes convertible at $17.50 per share, and $10 million additional funding pursuant to a revised Synthetic Royalty® Loan Agreement -

NOVATO, Calif., July 1, 2014 – Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today announced that it has entered into agreements for $70 million in funding from HealthCare Royalty Partners (HC Royalty) and its affiliates in a private placement. The funding includes $60 million in new convertible senior notes and an additional $10 million of funding pursuant to an amended and restated loan agreement, originally signed on December 20, 2012. The new capital will be used for expansion of the company's manufacturing capacity, expansion of commercial operations in Europe, advancement of the company's development programs and general corporate purposes, including working capital. Closing is expected to occur by the end of July 2014 and is subject to customary closing conditions under both the convertible note financing agreement and the amended and restated loan agreement.

Under the terms of the financing agreement, the convertible notes to be issued to HC Royalty and its affiliates will pay interest quarterly at a rate of 8.0% per year. The notes mature on August 1, 2019 unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to August 1, 2019 the notes are convertible into shares of Raptor common stock at an initial conversion rate of 57.14 shares per $1,000 principal amount of notes, subject to adjustment, which is equivalent to a conversion price of $17.50 per share, representing a 49.6% premium over the closing price of Raptor's common stock of $11.70 per share on July 1, 2014. In addition, the notes are subject to automatic conversion into shares of Raptor common stock or redemption, at Raptor's election subject to certain conditions, if Raptor's share price is at or above 175% of the conversion price over a 30 consecutive day period. Any payment of the principal amount of the notes will be subject to a 10% payment premium.

The terms of the loan agreement signed December 20, 2012 have been revised to provide for an additional $10 million in funding. The base interest rate has been revised to an annual fixed rate of 8.0% compared to the original 10.75%. The Synthetic Royalty variable rate has been consolidated and revised to 8.0% on the first $50 million of revenue, from the original two-tier rate of 12.25% on the first $25 million and 6.0% on the second $25 million of net revenue. The second tier of 2.0% on net sales above $50 million remains unchanged. The scheduled maturity date of the term loans under the loan agreement is March 31, 2020. Starting on June 30, 2015, the term loans are scheduled to be repaid in equal quarterly principal payments of $3 million, with the remaining principal paid on the scheduled maturity date. All amounts owed under the loan agreement will continue to be secured by substantially all assets of the company.

"This financing with HC Royalty demonstrates their belief in Raptor's future prospects, provides balance sheet strength, and reduces the cost of capital of our debt facility," stated Christopher M. Starr, Ph.D., Raptor's chief executive officer. "At closing and based on our cash balance at the end of the first quarter, Raptor will have over $120 million in cash on our balance sheet, which will be used to advance our development pipeline and continue the build out of our commercial platform."

"Raptor's franchise, including PROCYSBI, is an asset of significant value that has performed above our expectations. We believe nephropathic cystinosis continues to present a significant global market opportunity for the company," stated Clarke B. Futch, Founding Managing Director at HC Royalty. "The cost to develop and commercialize a new drug continues to escalate. Growing biopharmaceutical companies like Raptor need flexible financing options to move their efforts forward and we were able to accomplish that with this transaction."

Leerink Partners LLC served as financial advisor to Raptor in connection with the financing.
The notes sold in the private placement and the shares issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (SEC) or through an applicable exemption from SEC registration requirements. The notes were offered only to accredited investors. Raptor has agreed to file a registration statement with the SEC covering the resale of the shares issuable upon conversion of the notes.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Raptor common stock under the resale registration statement will be made only by means of a prospectus.
About Raptor Pharmaceuticals
Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington's disease (HD), nonalcoholic steatohepatitis (NASH), Leigh syndrome and other mitochondrial diseases. With PROCYSBI approved in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. A request for EU orphan designation for RP103 in HD has been submitted. A request for orphan designation for Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

About HealthCare Royalty Partners
HealthCare Royalty Partners is a global healthcare investment firm focused on providing financing solutions to healthcare companies and royalty owners with interests in approved pharmaceutical and medical device products. The firm's senior investment team has participated in 50 royalty financings valued at $2 billion over the past decade. For more information, visit www.healthcareroyalty.com.

Synthetic Royalty® is a registered trademark of HealthCare Royalty Management, LLC.

FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events, including, but not limited to, statements regarding  the use of proceeds from the financing and timing of closing. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the SEC, which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2013 on Form 10-K filed with the SEC on March 17, 2014, quarterly report for the three months ended March 31, 2014 on Form 10-Q filed with the SEC on May 9, 2014 and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

COMPANY CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6200

INVESTOR CONTACT:
Westwicke Partners, LLC
Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

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